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                                                                    EXHIBIT 10.2

                                AMENDMENT TO THE
                             DEAN WITTER START PLAN
                             ----------------------

         WHEREAS, Morgan Stanley DW Inc. ("Morgan Stanley DW"), a Delaware corporation, maintains the Dean Witter START Plan, as amended (the "START Plan");

         WHEREAS, Morgan Stanley DW desires that the START Plan be amended as set forth herein;

         NOW, THEREFORE, the START Plan is hereby amended as follows:

         1. Effective October 1, 2001, the START Plan shall be amended to replace all references therein to "Dean Witter Reynolds Inc.", except for the reference in the second sentence of Section 1, with "Morgan Stanley DW Inc."

         2. Effective October 1, 2001, the proviso in the second sentence of
Section 11(a) of the START Plan shall be amended to read as follows:

         "provided that a Participant may not receive more than two distributions in any calendar year (unless the Participant requests a final distribution in the amount of his or her remaining Plan Benefit) and may not receive any distribution which is less than $500 (or the amount of the Participant's remaining Plan Benefit, if less) under this
         Section 11(a)."

         3. Effective October 1, 2001, the third sentence of Section 11(c) of the START Plan shall be amended to read as follows:

         "Subject to Section 11(a), a Participant who elects to defer a distribution shall have a single opportunity to change the date so elected to an earlier or later date."

         4. Effective October 1, 2001, the following new paragraph shall be added at the end of Section 13(a) of the START Plan:

                  "Notwithstanding the foregoing, a Participant who attains age 70 1/2 after December 31, 2001 shall not have the right to elect distributions pursuant to the preceding paragraph. Distribution of such a Participant's Plan Benefit shall be made as of the April 1 next following the later of the year in which the Participant (i) attains age 70 1/2, or (ii) terminates from service or in accordance with the other provisions of the Plan."

         5. Effective January 1, 2002, the following new paragraph shall be added at the end of Section 13(a) of the START Plan:


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                  "Effective January 1, 2002, the following rules shall govern the payment of the annual distribution under this Section to a Participant who has not terminated from service. The payment for a year subsequent to the year in which payments commence shall be made only if the Participant elects at the time and in such manner prescribed by the Plan Administrator to receive payment in such year. The failure to make such an election shall be deemed to be an election by the Participant to defer receipt of the payment, and the amount of such deferred payment shall thereafter be held in the Accounts maintained for the Participant under the Plan and adjusted as provided in Section 8(b)."

         6. Effective October 1, 2001, Section 14(a) of the START Plan shall be amended to read as follows:

                  "(a) Named Fiduciary/Plan Administrator. The Company is the
                       ----------------------------------
         named fiduciary, as defined under ERISA section 402(a)(1), which has the authority to control and manage the operation and administration of the Plan, and is the "plan sponsor" as that term is used in ERISA. The Company, as Plan Administrator, shall make such rules, regulations, interpretations and computations, and shall take such other action to administer the Plan, as it may deem appropriate. In administering the Plan, the Company shall act in a non-discriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in ERISA section 404(a)(1). The Plan Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan. The Plan Administrator shall have the exclusive right to determine any question arising under or in connection with the administration of the Plan, including, but not limited to, the authority to interpret the Plan as provided in Section 16(a), to direct disbursements by the Trustee and to exercise the other rights and powers specified herein."

         7. Effective October 1, 2001, the last sentence of Section 14(b) of the START Plan shall be amended to read as follows:

         "Each trustee appointed under clause (i) above shall the powers and responsibilities specified in the applicable trust agreement."

         8. Effective October 1, 2001, Section 16(a) of the START Plan shall be amended by adding the following paragraph to the end thereof:

         "The Plan Administrator shall have the authority to act with respect to any claim for benefits under the Plan. The Plan Administrator in its capacity as named fiduciary shall have the exclusive discretionary right to interpret the Plan, including those provisions governing eligibility and benefits, and to determine any questions arising under or in connection with the administration of the Plan,

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         including without limitation, the authority to make factual determinations. The Plan Administrator shall have full authority to determine the entitlement, rights or eligibility of employees, participants and/or any other persons, and the amount of benefits, if any due under the Plan. The Plan Administrator shall also have the right and authority to remedy ambiguities, inconsistencies or omissions, arising under or in connection with the Plan. The construction and interpretations of the Plan and the determinations of the Plan Administrator hereunder shall be final and binding on all persons, other than the Hearing Panel established in accordance with
         Section 17 hereof."

         9. Effective October 1, 2001, Section 21 of the START Plan shall be amended by inserting the following definition before the definition of "DWD":

                  ""Dual Employee" is an Employee who is an Employee of both a
                    -------------
         Participating Company and a member of the Affiliated Group that has adopted a funded defined contribution plan other than the Plan and who performs services for both employers."

         10. Effective October 1, 2001, the definition of "Earnings" in Section 21 of the START Plan shall be clarified with respect to the list of items included in such definition by replacing clause (iii) with the following:

                  "(iii) employee contributions to a plan maintained by any member of the Affiliated Group which is intended to meet the requirements of Code section 125 or 132(f)(4).

         11. Effective October 1, 2001, the definition of "Earnings" in Section 21 of the START Plan shall be clarified with respect to the list of items excluded from such definition by deleting the word "and" at the end of clause
(v) and the period at the end of clause (vi), by adding the word "and" at the end of clause (vi) and by adding the following new paragraph (vii) at the end of such list:

                  "(vii) amounts payable under continued service bonus agreements (payable by the fourth anniversary of hire)."

         12. Effective October 1, 2001, the definition of "Eligible Employee" in
Section 21 of the START Plan is amended to add the following paragraph at the end thereof:

                  "A Dual Employee shall be an Eligible Employee or Immediately Eligible Employee only if (i) the business unit in which the Employee is employed performs a greater amount of services for the Participating Company that employs the Employee than for the Affiliated Group member that also employs the Employee or (ii) the Employee has been designated by the Plan Administrator as an Eligible Employee."

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         13. Effective October 1, 2001, the definition of "Participating
Company" in Section 21 of the START Plan is amended to add the following sentence after the first sentence:

         "A member of the Affiliated Group that is not otherwise a Participating Company but that is the employer of a Dual Employee who is determined to be an Eligible Employee or Immediately Eligible Employee shall become a Participating Company in accordance with the preceding sentence, but only with respect to such Dual Employee."

         14. Effective October 1, 2001, the definition of "Plan" in Section 21 of the START Plan is amended to read as follows:

                  ""Plan" means this Dean Witter START Plan (Savings Today
                    ----
         Affords Retirement Tomorrow), including all Supplements hereto, as amended from time to time."

         15. Effective January 1, 2001, the START plan is amended by adding to the end thereof the following new Supplement H:

                             "DEAN WITTER START PLAN
                              ----------------------

                   "(Saving Today Affords Retirement Tomorrow)
                    ------------------------------------------

                                  "SUPPLEMENT H
                                   ------------

                   "TERMINATION OF MATCHING CONTRIBUTIONS AND
                    -----------------------------------------
                              TRANSFER OF ACCOUNTS
                              --------------------

                  "1. Termination of Contributions. Notwithstanding anything in
                      ----------------------------
         the Plan to the contrary, for Plan Years beginning on or after January 1, 2001, no Matching Contributions or any other Company Contributions provided for in Section 4 of the Plan shall be made by Participating Companies to the Trust Fund, provided that Participating Companies may, in their sole and absolute discretion, make Qualified Non-Elective or Qualified Matching Contributions for any such Plan Year. It is the intent of this Supplement H that the benefits formerly delivered as matching contributions under the Plan shall be delivered, effective January 1, 2001 under the Morgan Stanley Dean Witter & Co. and Subsidiaries Employee Stock Ownership Plan (the "ESOP") in accordance with the ESOP's terms, without material modification of the Plan's rules relating to participation, vesting and amount of benefits, and the provisions of this Supplement H shall be interpreted accordingly.

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                  "2. Transfer of Accounts. As of such date as may be determined
                      --------------------
         by the Plan Administrator, which shall not be later than December 31, 2001 (the "Transfer Date"), all assets and liabilities relating to each Participant's Matching Contribution Account (including in relation to any loan pursuant to Section 12(h) of the Plan charged against any Matching Contribution Account) shall be transferred to the ESOP, provided, however, that any portion of an individual's Matching Contribution Account that the individual has elected to diversify pursuant to Section 6(d) of the Plan prior to the Transfer Date shall not be transferred to the Plan. Participants' interests in the transferred amounts shall not vest on an accelerated basis as a result of such transfers, but shall continue to vest at the applicable rate specified in the ESOP, which shall be at least as rapid as the basis specified under Section 10 of the Plan. On and after the date on which an amount is transferred to the ESOP, a Participant shall have no right to benefits under this Plan with respect to the amount so transferred, and all rights with respect to such amount shall be enforceable only against the ESOP.

                  "3. Plan Participation not Affected. Notwithstanding paragraph
                      -------------------------------
         (A) of the definition of "Eligible Employee" in Section 21 of the Plan, participation in the ESOP shall not affect an Employee's eligibility to participate in the Plan.

                  "4. ESOP Diversification Transfers. To the extent permitted by
                      ------------------------------
         the ESOP, an ESOP participant may elect to transfer to the Trust Fund an ESOP Diversification Transfer (as defined below). Any such ESOP Diversification Transfer shall be credited to an Account of such Participant and shall be treated in the same manner as any other Account established under the Plan. Such funds so transferred shall be allocated to one or more of the Investment Funds in accordance with
         Section 6(a). For purposes of this paragraph, an "ESOP Diversification Transfer" means amounts transferred to the Plan from the ESOP in accordance with the diversification provisions set forth in Section
         7.04 of the ESOP."

                                * * * * * * * * *

                  IN WITNESS WHEREOF, the undersigned has hereunder set his hand as of the 4th day of October, 2001.

                                            MORGAN STANLEY DW INC.

                                            By: /s/ Michael T. Cunningham
                                                -------------------------

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